Exhibit  10.4

Promissory Note

Principal Amount: US$ 100,000
Issuance Date: July 31, 2018

FOR VALUE RECEIVED, the undersigned, TEO Foods, Inc.; a Nevada Corporation (the "Obligor"), hereby promises to pay to the order of Sandro Piancone, an individual (the "Holder"), the principal amount of one hundred thousand dollars ($100,000) payable as set forth below ("Principal"). The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate of eight percent (8%) per annum, which interest ("Interest") shall be payable as set forth herein in full at the maturity Date.  The payments of principal and interest hereunder shall be made in the currency of the United States of America.

This Promissory Note ("Note") is by and between the Obligor and the Holder and is entitled to the benefits of, and evidences obligations contained in this note. This Note shall be subject to the following terms and conditions as the agreement between the Holder and Obligor:

1.
Maturity.  Subject to Section 3 hereof, all outstanding Principal shall be due on demand of the Holder in one (1) installment on or after October 31, 2018 (the "Maturity Date") or prior to such Maturity Date in an Event of Default as provided in Section 9 hereof.   On the Maturity Date, the Holder shall surrender this Note to the Obligor and the Obligor shall pay to the Holder an amount in cash representing all outstanding Principal, any unpaid Interest and any other outstanding amounts due to the Holder.

2.
Payments; Interest. Interest shall be calculated on the basis of the year of 360 days.  Payment shall be made by check mailed within five (5) days of the date due, to the address of the Holder as indicated or as may be changed by the Holder upon ten (10) days written notice to the Obligor. In the event that any payment to be made hereunder shall be or become due on Saturday, Sunday or any other day which is a legal bank holiday, such payment shall be or become due on the next succeeding business day.

3.
Prepayment The Obligor and the Holder understand and agree that the principal amount and any accrued interest accumulated on this Note (including without limitation, interest accrued after the most recent annual interest payment date) may be prepaid, without penalty to the Obligor, in part or in whole by the Obligor upon ten (10)  days written notice to the Holder.

Exhibit 10.4 -- page 1

4. No Waiver.  No failure or delay by the Holder in exercising any right, power or privilege under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

5. Waiver of Presentment and Notice of Dishonor.  The Obligor and all endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

6. Events of Default.  The entire unpaid principal amount of this Note and all accrued and unpaid interest (including without limitation, interest accrued after the most recent semi-annual interest payment date) shall, at the option of the Holder exercised by written notice to the Obligor forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice; provided that, notwithstanding the foregoing, if an Event of Default specified in clause (b) or (c) of this Section 9 occurs, all such amounts due under this Note shall become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note:

(a)  if default shall be made in the due and punctual payment of the principal of this Note and the interest due thereon when and as the same shall become due and payable, whether at maturity, or by acceleration or otherwise, and such default have continued for a period of seven (7) days.

(b) if the Obligor shall:

(i)	file a petition in bankruptcy or petition to take advantage of any insolvency act;

(ii)	on a petition in bankruptcy filed against him, be adjudicated a bankrupt;

(iii)
file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; or

Exhibit 10.4 -- page 2

(c) if the court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Obligor, a receiver of the whole or any substantial part of the Obligor's property, and such other judgment or decree shall not be vacated or set aside or stayed with thirty (30) days from the date of entry thereof;

(d) if, under the provisions of any other law for the relief or aid of debtors, any court or competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property and such custody or control shall not be terminated or stayed within (30) days from the date of assumption of such custody or control.

           (e) if, the Obligor breaches any covenant, agreement, representation or warranty in this Note or the Purchase Agreement, and such breach continues for a period of at least thirty (30) days.

7. Remedies.  In case any one or more of the Events of Default specified in Section 9 hereof shall have occurred, the Holder may proceed to protect and enforce its rights whether by suit and/or equity and/or by action law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon the Note or enforce any other legal or equitable right of the Holder.

8. Severability.  In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9. Non-Circumvention.  The Obligor hereby covenants and agrees that the Obligor will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

10. Governing Law.  This Note and the right and obligations of the Obligor and the Holder shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the Superior Court of California, County of San Diego, in respect of any dispute or matter arising out of or connected with this Note.

11. Security Interest. The principal amount of this note shall be secured by a 5% ownership interest in Commercial Targa, S. A. de C. V. which the obligor is currently contracted to acquire and is the intended use of proceeds of the principal of this note. Upon repayment of the Principal amount of this note the security interest shall terminate. There is no guaranty that the acquisition of Commercial Targa, S. A. de C. V. will be completed and the security interest will ever vest. The Holder affirms he is a related party with a pecuniary interest in Commercial Targa, S. A. de C. V. and understands the limitations of the security interest.

Exhibit 10.4 -- page 3

IN WITNESS WHEREOF, TEO Foods, Inc., has signed this Note effective as of the 31st day of July 2018.

OBLIGOR:
TEO Foods, Inc.

By:          /s/Jeffrey H. Mackay
Jeffrey H. Mackay
President

The Holder Agrees and Accepts the terms of this Promissory Note effective as of the 31st day of July 2018.

HOLDER:
Sandro Piancone

By:      /s/Sandro Piancone
Name: Sandro Piancone

Business Address:

Exhibit 10.4 -- page 4